UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2015

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001‑35210	54‑1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive #325
Herndon, VA 20170
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 865‑0700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 2.01.	Completion of Acquisition or Disposition of Asset.

On December 24, 2015, HC2 Holdings, Inc., a Delaware corporation (the “Company”), completed the acquisitions contemplated by the Stock Purchase Agreement entered into with Continental General Corporation, a Nebraska corporation (“CGC”), and Great American Financial Resources, Inc., a Delaware corporation (“GAFRI”, and collectively with CGC, the “Sellers”), previously reported in our Current Report on Form 8-K, dated April 15, 2015. The agreement was amended and restated in its entirety on the closing date (as so amended and restated, the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding shares of common stock of United Teacher Associates Insurance Company, a Texas life insurance company (“UTAIC”), and Continental General Insurance Company, an Ohio life insurance company (“CGIC” and, together with UTAIC, the “Targets”), as well as all assets owned by the Sellers or their affiliates that are used exclusively or primarily in the business of the Targets, subject to certain exceptions. The aggregate consideration provided in connection with the acquisition of the Targets and related transactions and agreements was $14.9 million, consisting of $7.0 in cash, $2.0 million in aggregate principal amount of the Company’s 11.000% Senior Secured Notes due 2019 (having the same terms as the Company’s existing Senior Secured Notes), and 1,007,422 shares of common stock of the Company, valued at $5.9 million in the aggregate based on the valuation for such shares provided for in the Purchase Agreement (collectively, the “Purchase Price”). The Purchase Price will be subject to a customary post-closing adjustment.

Pursuant to the Purchase Agreement, the Company will pay to the Sellers, on an annual basis with respect to the years 2015 through 2019, the amount, if any, by which the Targets’ cash flow testing and premium deficiency reserves decrease from the amount of such reserves as of December 31, 2014, up to $13.0 million (such payments, the “Reserve Release Payments”). The Reserve Release Payments will be funded using (i) cash dividends from the Targets, in an amount up to 25% of the Reserve Release Payment due, and (ii) with respect to any excess, at the Company’s option, either cash, the Company’s 11.000% Senior Secured Notes due 2019, valued at the aggregate principal amount thereof, or shares of the Company’s common stock (subject to New York Stock Exchange limits) valued at a price per share equal to the volume-weighted average price for the 30-day period preceding the issuance of such shares, or a combination thereof.

The Company also will contribute to the Targets approximately $30.0 million of additional assets, as required by the Purchase Agreement for the purpose of satisfying the reserve release amount of $13.0 million and offsetting the impact on the Targets’ statutory capital and surplus of the election to be made by Buyer and Sellers pursuant to Section 338(h)(10) of the Internal Revenue Code in connection with the transaction as soon as possible after closing.

In connection with the consummation of the acquisition, the Company has agreed with the Ohio Department of Insurance (ODOI) that, for five years following the closing of the transaction, it will contribute to CGIC cash or marketable securities acceptable to the ODOI to the extent required for CGIC’s total adjusted capital to be not less than 400% of CGIC’s authorized control level risk-based capital (each as defined under Ohio law and reported in CGIC’s statutory statements filed with the ODOI). Similarly, the Company has agreed with the Texas Department of Insurance (TDOI) that, for five years following the closing of the transaction, it will contribute to UTAIC cash or other admitted assets acceptable to the TDOI to the extent required for UTAIC’s total adjusted capital to be not less than 400% of UTAIC’s authorized control level risk-based capital (each as defined under Texas law and reported in UTAIC’s statutory statements filed with the TDOI). As of year-end, after taking into account the transactions described above, CGIC’s total adjusted capital will be approximately 450% of CGIC’s authorized control level risk-based capital and UTAIC’s total adjusted capital will be approximately 450% of UTAIC’s authorized control level risk-based capital.

Also in connection with the consummation of the acquisition, each of CGIC and UTAIC is entering into a capital maintenance agreement with GAFRI (each, a “Capital Maintenance Agreement”, and collectively, the “Capital Maintenance Agreements”). Under each Capital Maintenance Agreement, if the applicable Target’s total adjusted capital reported in its annual statutory statements is less than 400% of its authorized control level risk-based capital, GAFRI will pay cash or assets to the applicable Target as required to eliminate such shortfall (after giving effect to any capital contributions made by the Company or its affiliates since the date of the relevant annual statutory statement). GAFRI’s obligation to make such payments is capped at $25,000,000 under the Capital Maintenance Agreement with UTAIC and $10,000,000 under the Capital Maintenance Agreement with CGIC (each, a “Cap”). Each of the Capital Maintenance Agreements will remain in effect from January 1, 2016 to January 1, 2021 or until payments by GAFRI thereunder equal the Cap. Pursuant to the Purchase Agreement, the Company will indemnify GAFRI for the amount of any payments made by it under the Capital Maintenance Agreements. The Sellers received warrants (subject to New York Stock Exchange limits) to purchase two million shares of common stock of the Company at an exercise price of $7.08 per share (subject to customary adjustments upon stock splits or similar transactions) on or after February 3, 2016 until five years of the closing date.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The above description of the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The common stock, warrants to purchase common stock, and common stock issuable upon exercise of such warrants described in Item 2.01 of this Current Report on Form 8-K is being issued and sold without registration under the Securities Act, in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act. Such common stock and warrants may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The Adjustment Options (as defined below under Item 5.02) were issued pursuant to the Option and the Option Clarification, and Mr. Falcone did not pay any separate consideration for such Adjustment Options. The Adjustment Options were issued in reliance on an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Anti-Dilution Adjustment Option Issuance

The Company filed a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2014 that disclosed, among other things, the grant of an option (the “Option”) to Philip Falcone, the Chairman, President and Chief Executive Officer of the Company, to purchase 1,568,864 shares of Common Stock, at an exercise price of $4.56 per share. The number of shares for which the Option is exercisable and the exercise price of the Option are subject to adjustment for certain events, with the effect that at all times the Option as so adjusted will enable Mr. Falcone to purchase the same percentage ownership interest in the Company that the Option represented on its grant date. The Option contemplated that the anti-dilution adjustments would be in the form of additional options to be granted as of the date of the event requiring adjustment.

On October 26, 2014, the Company and Mr. Falcone reformed and clarified the Option (the “Option Clarification”) to clarify the operation of the anti-dilution provisions of the Option upon the issuance of rights, warrants, options, exchangeable securities or convertible securities entitling the holder thereof to subscribe for, purchase or otherwise acquire shares of the Company’s capital stock (each referred to as “Rights”) in light of the Company issuances discussed below. Specifically, pursuant to the terms of the Option Clarification, additional options granted to Mr. Falcone pursuant to the anti-dilution provisions upon the issuance of Rights (i) would have an exercise price equal to the greater of the fair market value of the Common Stock on the trading day immediately preceding the date of grant of the option or the price payable or deemed payable in respect of the applicable Common Stock upon the exercise or conversion of the Rights and (ii) would be exercisable as and to the extent the Rights are exercised or converted.

As described in Item 2.01 to this Current Report on Form 8-K, a portion of the Purchase Price was paid through the issuance of 1,007,422 shares of the Company’s common stock and warrants to purchase two million shares of the Company’s common stock. These components of the Purchase Price required the issuance of additional options pursuant to the anti-dilution provisions of the Option. On December 24, 2015, the Company issued Mr. Falcone an option to purchase 100,742 shares of common stock at an exercise price of $5.90 per share (“Additional Options”), and an option to purchase 200,000 shares of common stock at an exercise price of $7.08 per share (“Additional Contingent Options,” and together with the Additional Options, the “Adjustment Options”). The Adjustment Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and with accelerated vesting upon the occurrence of specified events. The Additional Contingent Options are exercisable as and to the extent that the Warrant is converted into Common Stock. The Adjustment Options expire on May 20, 2024.

Item 7.01	Regulation FD Disclosure.

On December 24, 2015, the Company issued a press release titled “HC2 Completes Acquisition of Long-Term Care and Life Insurance Businesses from American Financial Group.” A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

2.1	Amended and Restated Stock Purchase Agreement, dated as of December 24, 2015, by and among HC2 Holdings, Inc., Continental General Corporation and Great American Financial Resources, Inc.
4.1	Warrant Agreement, dated as of December 24, 2015, between the Company and United Teacher Associates Insurance Company.
99.1	Press Release issued by the Company, dated December 24, 2015.

Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.
(Registrant)

Date: December 28, 2015	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	General Counsel & Corporate Secretary